First Interstate BancSystem, Inc. Expands into Growth Markets in the Northwest with Acquisition of Cascade Bancorp
Company Release - November 17, 2016
BILLINGS, Montana and BEND, Oregon -- First Interstate BancSystem, Inc. (“First Interstate”) (NASDAQ: FIBK) and Cascade Bancorp (“Cascade”) (NASDAQ: CACB) today announced that they have entered into a definitive agreement under which First Interstate, parent company of First Interstate Bank, will acquire Cascade, parent company of Bank of the Cascades, in a cash and stock transaction for total consideration valued at approximately $589 million in aggregate, or $7.60 per share based on the First Interstate closing price of $38.30 per share on November 16, 2016. The transaction creates a unique regional banking franchise that extends from the Mountain West to the Pacific Northwest and provides First Interstate with a presence in several high-growth markets, including Bend, Oregon and Boise, Idaho.
Cascade is a relationship-oriented community bank based in Bend, Oregon with total assets of $3.2 billion, deposits of $2.7 billion, loans of $2.1 billion and 50 banking offices across Oregon, Idaho and Washington. After completion of the acquisition, First Interstate will have approximately $12.1 billion in total assets, $10.1 billion in total deposits, $7.6 billion in total loans and 131 banking offices.
“We are very excited to announce this transformational acquisition that leverages our significant investment in people, processes and technology. This opportunity is a good fit for us geographically, strategically, financially and culturally. Cascade’s operating philosophy, commitment to community banking and corporate responsibility are similar to ours, allowing for a seamless integration of our two companies,” said First Interstate President and Chief Executive Officer, Kevin Riley. “We are pleased to welcome Cascade’s employees, customers and shareholders and look forward to continuing the good work that Cascade has been doing. Both of our banks have very strong, relationship-centered cultures and this is an ideal extension of First Interstate into markets we have been evaluating for several years,” continued Mr. Riley.
“We believe First Interstate is an exceptional banking partner for Cascade,” commented Terry Zink, President and Chief Executive Officer of Cascade Bancorp. “Strategically they intend to grow Cascade’s branch network, as well as our metropolitan commercial banking centers across the northwest. It follows that they highly value the many Cascade bankers who are on the front line with our customer relationships and are committed to ensuring our loyal customers will benefit from this combination.”
Zink continued, “For nearly 50 years, First Interstate has demonstrated strong and stable banking leadership. Today, they are a recognized leader in community banking and consistently deliver quality and competitive financial services to their customers while making a clear and positive difference in the communities they serve. In light of our shared culture and commitment to community, I am excited for the prospects of our combined companies. Together, we will continue to deliver a highly personalized experience to our customers with the expanded set of products and services that First Interstate will provide our customers. Employees and shareholders will be well-served as part of the First Interstate family.”
Pursuant to the terms of the definitive merger agreement, Cascade shareholders will receive 0.14864 shares of First Interstate Class A common stock and $1.91 in cash in exchange for each share of Cascade common stock they hold. The exchange ratio is fixed and the portion of shares received by Cascade shareholders is expected to qualify as a tax-free exchange. Cascade shareholders will own approximately 20% of the outstanding capital stock of First Interstate once the transaction is complete.
First Interstate expects the transaction will result in long-term annual earnings per share “EPS” accretion of 10% and 2018 EPS accretion of over 8% after accelerating the debit interchange limitations from the Durbin amendment brought on by crossing $10 billion in consolidated total assets. First Interstate is expected to recover the tangible book value dilution experienced in this transaction in five years.
The boards of directors of each company have unanimously approved the transaction, and the directors and certain large shareholders of Cascade have entered into agreements with First Interstate pursuant to which they have agreed to vote their shares of Cascade common stock in favor of the transaction. Additionally, the directors of First Interstate have entered into agreements with Cascade pursuant to which they have agreed to vote their shares of First Interstate common stock in favor of the transaction.
First Interstate and Cascade expect to close the transaction in mid-2017 after satisfaction of customary closing conditions, including regulatory approvals and the approvals of the First Interstate and Cascade shareholders. Immediately following the completion of the acquisition, it is anticipated that Bank of the Cascades will be merged with and into First Interstate Bank. Two members of Cascade’s Board of Directors will be added to the First Interstate Board of Directors in order to maintain the community commitment that Cascade has established in important markets in the Pacific Northwest.
Barclays Capital Inc. served as exclusive financial advisor and Luse Gorman, PC served as legal counsel to First Interstate. Piper Jaffray & Co. served as exclusive financial advisor and Hunton & Williams LLP served as legal counsel to Cascade.

CONFERENCE CALL
First Interstate and Cascade management will review additional information regarding the transaction in a conference call beginning at 10:00 a.m. Mountain Time on Friday, November 18, 2016. The call may be accessed by dialing 1-877-507-0356. To participate via the Internet, log on to www.FIBK.com. A replay will be available approximately one hour after the end of the conference call by dialing 1-877-344-7529. The conference ID is 10096941. The call will also be archived on our website, www.FIBK.com.
About First Interstate BancSystem, Inc. and First Interstate Bank
First Interstate BancSystem, Inc. (NASDAQ: FIBK), is a financial services holding company, headquartered in Billings, Montana, with $9.0 billion in assets as of September 30, 2016. It is the parent company of First Interstate Bank, a community bank operating 81 banking offices, including online and mobile banking services, throughout Montana, Wyoming and South Dakota. As a recognized leader in community banking services with 28 consecutive years of profitability, First Interstate is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services, and supporting, with leadership and resources, the communities it serves.
About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operates in the Pacific Northwest. Founded in 1977, Bank of the Cascades offers full-service community banking through 50 branches in Oregon, Idaho and Washington. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers.
Cautionary Note Regarding Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. Any statements about First Interstate’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified as those that include words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the business combination transaction involving First Interstate and Cascade, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the merger does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which First Interstate and Cascade operate; the ability to promptly and effectively integrate the businesses of First Interstate Bank and Cascade; the reaction of the companies’ customers, employees and counterparties to the transaction; and the diversion of management time on merger-related issues.
These factors are not necessarily all of the factors that could cause First Interstate’s, Cascade’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm First Interstate’s, Cascade’s or the combined company’s results.
All forward-looking statements attributable to First Interstate, Cascade or the combined company or persons acting on First Interstate’s or Cascade’s behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and First Interstate and Cascade do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If First Interstate or Cascade updates one or more forward-looking statements, no inference should be drawn that First Interstate or Cascade will make additional updates with respect to those or other forward-looking statements.
Additional Information About the Merger and Where to Find it
This communication is being made with respect to the proposed transaction involving First Interstate and Cascade. This material is not a solicitation of any vote or approval of the First Interstate or Cascade shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents that First Interstate and Cascade may send to their respective shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.
In connection with the proposed merger, First Interstate will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of First Interstate and Cascade and a prospectus of First Interstate, as well as other relevant documents concerning the proposed merger. Before making any voting or investment decisions, investors and shareholders are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the proposed Merger, as well as any other relevant documents filed with the SEC and any amendments or supplements to those documents, because they will contain important information. Both First Interstate and Cascade will mail the joint proxy statement/prospectus to their respective shareholders. Shareholders are also urged to carefully review and consider each of First Interstate’s and Cascade’s public filings with the SEC, including, but not limited to, their Annual Reports on Form 10-K, their proxy statements, their Quarterly Reports on Form 10-Q, and their Current Reports on Form 8-K. Copies of the Registration Statement and joint proxy statement/prospectus and other filings incorporated by reference therein, as well as other filings containing information about First Interstate and Cascade, may be obtained as they become available at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Interstate at www.fibk.com or from Cascade at www.botc.com.
First Interstate, Cascade and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of First Interstate’s and Cascades shareholders in connection with the proposed transaction. Information about the directors and executive officers of First Interstate and their ownership of First Interstate common stock is set forth in the proxy statement for First Interstate’s 2016 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 4, 2016. Information about the directors and executive officers of Cascade and their ownership of Cascade common stock is set forth in the proxy statement for Cascade’s 2016 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 13, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.
First Interstate BancSystem, Inc.:
Investor Relations:
Marcy Mutch, Chief Financial Officer
406-255-5312
marcy.mutch@fib.com

or

Media:
Cynthia Lyle
406-255-5337
cynthia.lyle@fib.com

or

Cascade Bancorp:
Debbie Amerongen
541-617-3572
debbiea@botc.com